Exhibit 10.6

1997 Non-Employee Directors’ Stock Plan

Option to Purchase:	«SHARES» shares

Granted to:	«FNAME» «LNAME»

This stock option has been granted on «GRANTDATE» on behalf of Comfort Systems USA, Inc. at the option price of «GRANTPRICE».

/s/ William F. Murdy
William F. Murdy
Chief Executive Officer and President

This is not a stock certificate or a negotiable instrument.  Non-Transferable.

Location:  «LOCANAME»

Comfort Systems USA, Inc. 1997 Non-Employee Directors’ Stock Plan

Non-Qualified Stock Option Notice

«FNAME»«LNAME»	Grant Date:	«GRANTDATE»
«ADDRESS»	Options Granted:	«SHARES»
«CITY», «STATE» «ZIP»	Option Price:	«GRANTPRICE»
	Last Date to Exercise:	«LASTEXER»

We are pleased to inform you that you have been granted an option to purchase Comfort Systems USA, Inc. (the “Company”) common stock.  Your grant has been made under the Company’s 1997 Non-Employee Directors’ Stock Plan (the “Plan”), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference.  If this is your first grant, a copy of the 1997 Non-Employee Directors’ Stock Plan and of the Prospectus is enclosed.  Please review these documents carefully.

Vesting:

Subject to the terms of the Plan, the options vest according to the following schedule:

Vesting Date	Shares Vesting

«M_1VDATE»	«M_1VSHARES»

Exercise:

Subject to the Company’s policies regarding trading by its affiliates, you may exercise this Option, in whole or in part, to purchase a whole number of vested shares, by following the exercise procedures set up by the Company.  All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be a director.  The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Requirements:

The Plan sets out the terms and conditions that govern this grant in the event of your expiration of term, death or disability.  In the event of you cease to serve as a director for any reason and under any circumstances, you will have one year after your service ceases to exercise your vested options, and in the event of your death or total disability you or your estate will have a period of one year to exercise any vested options.

Taxes and Withholding:

This option is not intended to be an Incentive Stock Option, as defined under Section 422(b) of the Internal Revenue Code.  Any exercise of this option is normally a taxable event, and if the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or to withhold such amounts from other payments due to you from the Company.